CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated July 12, 2000, relating to the financial statements of Food & Beverage Masters (Kazakstan), Inc., and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Kelly & Company

Kelly & Company
Newport Beach, CA
August 24, 2000